Exhibit 99.1

Permian Resources Completes Acquisition of Earthstone Energy

November 01, 2023 09:26 AM Eastern Daylight Time

MIDLAND, Texas — (BUSINESS WIRE) — Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) today announced that it has completed its acquisition of Earthstone Energy, Inc. (“Earthstone”) (NYSE: ESTE). The transaction was previously approved by Permian Resources and Earthstone shareholders at special meetings held on October 30, 2023.

James Walter, Co-CEO of Permian Resources, commented, “We are excited to complete this transaction and welcome the Earthstone team to Permian Resources. This acquisition reinforces Permian Resources’ position as a premier Delaware Basin independent E&P which is uniquely situated to drive profitable growth and development in the world-class Permian Basin.”

“We look forward to leveraging our deep Delaware Basin experience and increased scale to deliver upon the significant synergies provided by this combination, driving incremental value for our combined shareholder base. We appreciate the strong support from shareholders and are confident in the tangible and long-term value expected to be created through this transaction,” said Will Hickey, Co-CEO of the Company.

Under the terms of the merger, each share of Earthstone common stock was converted into the right to receive 1.446 shares of Permian Resources common stock. As a result, Permian Resources expects to issue approximately 211 million shares of common stock related to the transaction. In addition, Earthstone stock will no longer be listed for trading on the NYSE, and Earthstone will no longer have reporting obligations under the Securities Exchange Act of 1934.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. The Company’s assets and operations are concentrated in the core of the Delaware Basin. For more information, please visit www.permianres.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements may include statements about:

•

volatility of oil, natural gas and NGL prices or a prolonged period of low oil, natural gas or NGL prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries (“OPEC”), such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil;

•	political and economic conditions in or affecting other producing regions or countries, including the Middle East, Russia, Eastern Europe, Africa and South America;

•	our business strategy and future drilling plans;

•	our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;

•	our ability to realize the anticipated benefits and synergies from the Earthstone merger and effectively integrate Earthstone’s assets;

•	our drilling prospects, inventories, projects and programs;

•	our financial strategy, return of capital program, liquidity and capital required for our development program;

•	our realized oil, natural gas and NGL prices;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our ability to identify, complete and effectively integrate acquisitions of properties or businesses;

•	our hedging strategy and results;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	our pending legal or environmental matters;

•	the marketing and transportation of our oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	costs of developing or operating our properties;

•	our anticipated rate of return;

•	general economic conditions;

•	weather conditions in the areas where we operate;

•	credit markets;

•	our ability to make dividends, distributions and share repurchases;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions contained in this press release that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to the Earthstone merger, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described in our filings with the SEC.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any oil and gas reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contacts

Hays Mabry – Sr. Director, Investor Relations

Mae Herrington – Engineering Advisor, Investor Relations

(832) 240-3265

ir@permianres.com